As filed with the Securities and Exchange Commission on June 30, 2015

Registration No. 333-187628

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

Post-Effective Amendment No. 1 to
Form S-3 Registration Statement

UNDER THE SECURITIES ACT OF 1933

______________________

DRESSER-RAND GROUP INC.

(Exact name of Registrant as specified in its charter)

______________________

Delaware	20-1780492
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

West8 Tower, Suite 1000	112 Avenue Kleber
10205 Westheimer Rd.	75784 Cedex 16, Paris, France
Houston, Texas 77042	33 156 267171
(713) 354-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

and subsidiary guarantors

Dresser-Rand LLC

Dresser-Rand Power LLC

Dresser-Rand Company

Dresser-Rand Global Services, Inc.

D-R Steam LLC

DR Acquisition LLC

(Exact name of registrants as specified in their respective charters)

Delaware			20-2216392
Delaware	West8 Tower, Suite 1000	112 Avenue Kleber	74-1716222
New York	10205 Westheimer Rd.	75784 Cedex 16, Paris, France	20-1897619
Delaware	Houston, Texas 77042	33 156 267171	22-3845135
Delaware	(713) 354-6100		20-3384295
Texas	(Address of principal executive offices)		26-2242280
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

______________________

Mark F. Mai

Vice President, General Counsel and Secretary

West8 Tower, Suite 1000

10205 Westheimer Rd.

Houston, Texas 77042

(713) 354-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies to:

Robyn E. Zolman

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4200

Denver, CO 80202-2642

(303) 298-5700

______________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company☐
(Do not check if a smaller reporting company)

______________________

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration No. 333-187628 filed on Form S-3 (the “Registration Statement”) by Dresser-Rand Group Inc. (the “Company”), Dresser-Rand LLC, Dresser-Rand Power LLC, Dresser-Rand Company, Dresser-Rand Global Services, Inc., D-R Steam LLC and DR Acquisition LLC (collectively, the “Guarantors” and together with the Company, the “Registrants”) with the Securities and Exchange Commission on March 29, 2013, which registered (i) an indeterminate number of Debt Securities, Preferred Stock (par value $0.01 per share), Depositary Shares, Common Stock (par value $0.01 per share), Warrants, Stock Purchase Contracts and Stock Purchase Units of the Company, (ii) Guarantees of Debt Securities by the Guarantors and (iii) Units comprising one or more classes of securities above.

On June 30, 2015, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 21, 2014, among the Company, Siemens Energy, Inc. (“Siemens”), and Dynamo Acquisition Corporation, a wholly-owned subsidiary of Siemens (“Merger Sub”), Merger Sub merged with and into the Company, with the Company being the surviving entity and becoming a wholly-owned subsidiary of Siemens (the “Merger”).

In connection with the Merger, the offerings pursuant to the Registration Statement have been terminated. The Registrants hereby remove from registration any of the securities of the Registrants registered under the Registration Statement that remain unsold under the Registration Statement as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 30, 2015.

DRESSER-RAND GROUP INC.

By:	/s/ Mark F. Mai

	Name:	Mark F. Mai
	Title:	Vice President, General Counsel and Secretary

DRESSER-RAND LLC

By:	/s/ Robert J. Saltarelli

	Name:	Robert J. Saltarelli
	Title:	Vice President and Treasurer

DRESSER-RAND POWER LLC

By:	/s/ Robert J. Saltarelli

	Name:	Robert J. Saltarelli
	Title:	Vice President and Treasurer

DRESSER-RAND COMPANY

By:	/s/ Robert J. Saltarelli

	Name:	Robert J. Saltarelli
	Title:	Vice President and Treasurer

DRESSER-RAND GLOBAL SERVICES, INC.

By:	/s/ Robert J. Saltarelli

	Name:	Robert J. Saltarelli
	Title:	Vice President and Treasurer

D-R Steam LLC

By:	/s/ Robert J. Saltarelli

	Name:	Robert J. Saltarelli
	Title:	Vice President and Treasurer

DR Acquisition LLC

By:	/s/ Robert J. Saltarelli

	Name:	Robert J. Saltarelli
	Title:	Vice President and Treasurer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.